UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2005

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2005, Max Re Ltd., a wholly owned subsidiary of the Registrant, amended the Total Return Swap Confirmation, dated February 18, 2003 and as amended, between Max Re Ltd. and Canadian Imperial Bank of Commerce. The Amendment to Confirmation, among other things, extends the termination date to February 28, 2007. A copy of the Amendment to Confirmation is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On March 1, 2005, the Registrant issued a news release announcing the appointment of certain officers in the life and annuity reinsurance division of its operating subsidary, Max Re Ltd. These appointments are still pending, and remain subject to, approval by Bermuda Immigration authorities. The news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
10.1 Amendment to Confirmation Between Canadian Imperial Bank of Commerce and Max Re Ltd., dated February 28, 2005
99.1 News Release of Max Re Capital Ltd., dated March 1, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

March 3, 2005	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President & Chief Risk Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Confirmation Between Canadian Imperial Bank of Commerce and Max Re Ltd., dated February 28, 2005
99.1	News Release of Max Re Capital Ltd., dated March 1, 2005